PennantPark Investment Corporation Announces Its Report on Form 10-K Is Also Available for Review on Its Website

NEW YORK, NY -- (Marketwire - November 17, 2010) - PennantPark Investment Corporation (the "Company") (NASDAQ: PNNT) announced that its Report on Form 10-K is also available on the Company's website at www.pennantpark.com/Investor Relations/Reports and Presentations.

ABOUT PENNANTPARK INVESTMENT CORPORATION
PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of mezzanine debt, senior secured loans and equity investments. From time to time, the Company may also invest in public companies whose securities are thinly traded. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS
This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

We may use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

CONTACT:
PennantPark Investment Corporation
Aviv Efrat
Reception: (212) 905-1000
www.pennantpark.com